Exhibit 99.1

LIMITED WAIVER AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT

    THIS LIMITED WAIVER AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of July 10, 2023, by and among DIVERSIFIED HEALTHCARE TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the other Loan Parties solely for the purpose of Section 4 hereof, each of the financial institutions party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

    WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Amended and Restated Credit Agreement dated as of August 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

    WHEREAS, pursuant to Section 9.1(i) of the Credit Agreement, the Borrower shall not permit the Net Collateral Property Availability to be less than $600,000,000 (the "Existing Availability Threshold") at any time (such covenant (inclusive of the Existing Availability Threshold), the "Existing Minimum Collateral Property Availability Covenant"); and

    WHEREAS, the Borrower has requested certain temporary accommodations with respect to the Existing Minimum Collateral Property Availability Covenant as more fully described herein, and the Administrative Agent and the Lenders party hereto (constituting Requisite Lenders) are willing to grant such request on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

    Section 1. Limited Waiver and Consent.

    (a)    Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto (constituting Requisite Lenders) hereby (i) waive the Event of Default that occurred under Section 10.1(b)(i) of the Credit Agreement as a result of the Existing Availability Threshold falling below $600,000,000, as prohibited by the Existing Minimum Collateral Property Availability Covenant, (ii) waive the Borrower’s obligation to comply with the Existing Availability Threshold contained in the Existing Minimum Collateral Property Availability Covenant through the end of the Borrower’s fiscal quarter ending September 30, 2023 (the “Waiver End Date”), and (iii) consent and agree that, notwithstanding anything to the contrary in the Credit Agreement, solely through the Waiver End Date, the Existing Availability Threshold contained in the Existing Minimum Collateral Property Availability Covenant shall be deemed amended from $600,000,000 to $575,000,000 for all purposes under the Credit Agreement and the other Loan Documents (such that the Borrower shall be obligated to not permit the Net Collateral Property Availability to be less than $575,000,000 at any time through the Waiver End Date) (the waivers and consent described in the foregoing clauses (i), (ii) and (iii), collectively, the “Waiver and Consent”).

    (b)    The Borrower agrees and acknowledges that the Waiver and Consent described in Sections 1(a)(ii) and (iii) above (i) is expressly limited to the Net Collateral Property Availability covenant set forth in Section 9.1(i) of the Credit Agreement for the period from the date hereof through the Waiver End Date and (ii) shall not be deemed a waiver or modification of the Existing Minimum Collateral Property Availability Covenant for any other period (it being understood and agreed that, on the date immediately following the Waiver End Date, the Existing Minimum Collateral Property

Availability Covenant (inclusive of the Existing Availability Threshold) shall be reinstated in full for all purposes under the Credit Agreement and the other Loan Documents, and any failure by the Borrower to maintain Net Collateral Property Availability of at least $600,000,000 at any time after the Waiver End Date shall result in an immediate Event of Default pursuant to Section 10.1(b)(i) of the Credit Agreement).

    (c)    The Waiver and Consent is a limited, one-time waiver and consent and shall not be deemed to (i) except as expressly set forth in Section 1(a)(i) of this Agreement, constitute a waiver of any Default or Event of Default or any other breach of the Credit Agreement or any of the other Loan Documents, whether now existing or hereafter arising, (ii) except as expressly set forth in Section 1(a)(i) of this Agreement, constitute a waiver of any right or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Loan Documents (all such rights and remedies being expressly reserved by the Administrative Agent, the Collateral Agent and the Lenders), or (iii) establish a custom or course of dealing or conduct between the Administrative Agent and/or the Lenders, on the one hand, and the Borrower and/or any other Loan Party on the other hand. The Waiver and Consent (x) is only effective in the specific instances and for the specific purposes for which it is given and shall not be effective for any other purpose, and no provision of any Loan Document is amended or waived in any way other than as expressly provided herein, and (y) shall not be deemed to constitute consent to any other act, omission or any breach of the Credit Agreement or any of the other Loan Documents.

    Section 2. Conditions Precedent. The effectiveness of this Agreement is subject to (i) the truth and accuracy of the representations set forth in Section 3 below and (ii) the Administrative Agent’s receipt of each of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

    (a)    a counterpart of this Agreement duly executed by the Borrower, the other Loan Parties, the Administrative Agent and the Requisite Lenders;

    (b)    a certificate of the Borrower’s chief executive officer, chief legal officer, chief financial officer or chief accounting officer certifying as of the date hereof, after giving effect to this Agreement and the other transactions contemplated hereby, that (A) no Default or Event of Default shall be in existence, and (B) the representations and warranties made or deemed made by the Borrower or any other Loan Party in the Credit Agreement and any other Loan Document to which such Loan Party is a party shall be true and correct in all respects on the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement; and

    (c)    evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent, the Collateral Agent, and any of the Lenders in connection with this Agreement have been paid.

    Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

    (a)    Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Agreement and to perform its obligations hereunder and under the Credit Agreement (as modified hereby) in accordance with their respective terms. This Agreement has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Agreement and the Credit Agreement (as modified hereby) is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

    (b)    Compliance with Laws, etc. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement (as modified hereby) in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party other than in favor of the Collateral Agent for its benefit and the benefit of the Lenders and the Issuing Banks.

    (c)    No Default. After giving effect to the waiver set forth in Section 1(a)(i) of this Agreement, no Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Agreement.

    Section 4. Reaffirmation. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, in each case, pursuant to any Loan Document, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each other Loan Document to which it is a party (in each case, after giving effect hereto) and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any Security Documents as security for or otherwise guaranteed the Obligations or Guaranteed Obligations, as applicable, under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens, as applicable, and confirms and agrees that such guarantee or security interests and liens, as applicable, hereafter guarantee or secure all of the Guaranteed Obligations or Obligations, as applicable, as amended hereby. Each Loan Party hereby consents to this Agreement and acknowledges that the Credit Agreement (as modified hereby) and each other Loan Document remains in full force and effect and is hereby ratified and reaffirmed.

    Section 5. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as modified hereby. This Agreement is a Loan Document.

    Section 6. Costs and Expenses. Without limiting the obligations of the Borrower under Section 12.2 of the Credit Agreement, the Borrower shall reimburse the Administrative Agent for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent and the Collateral Agent in connection with the preparation, negotiation and execution of this Agreement and the other agreements and documents executed and delivered in connection herewith.

    Section 7. Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, each of the Lenders and their respective successors and assigns.

    Section 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

    Section 9. Effect. The parties hereto agree and acknowledge that nothing contained in this Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed in all respects. Except as expressly set forth in Section 1(a)(i) of this Agreement, nothing in this Agreement shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent, the Collateral Agent or the Lenders under the Credit Agreement or any other Loan Document. This Agreement is not intended to and shall not constitute a novation of any of the Loan Documents, the Obligations, or the Guaranteed Obligations.

    Section 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

    Section 11. Electronic Signatures. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed by any Lender or Titled Agent (collectively, the “Lender Parties”) in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature of such Lender Party or the use of a paper-based recordkeeping system with respect to such Lender Party, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures from any Lender Party in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Each of the undersigned hereby (i) agrees that, for all purposes, electronic images of this Agreement (including with respect to any of the Lender Parties’ signature pages thereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Agreement based solely on the lack of paper original copies hereof, including with respect to any of the Lender Parties’ signatures hereto.

    Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

    IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Consent to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

DIVERSIFIED HEALTHCARE TRUST

By: /s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer
Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

CCC ALPHA INVESTMENTS TRUST	SNH NM TENANT LLC
CCC DELAWARE TRUST	SNH NORTHWOODS LLC
CCC FINANCING I TRUST	SNH NORTHWOODS TENANT LLC
CCC INVESTMENTS I, L.L.C.	SNH NS MTG PROPERTIES 2 TRUST
CCC LEISURE PARK CORPORATION	SNH NS PROPERTIES TRUST
CCC PUEBLO NORTE TRUST	SNH OHIO TENANT LLC
CCC RETIREMENT PARTNERS TRUST	SNH OMISS TENANT LLC
CCC RETIREMENT TRUST	SNH PARK PLACE I INC.
CCDE SENIOR LIVING LLC	SNH PARK PLACE II INC.
CCOP SENIOR LIVING LLC	SNH PARK PLACE TENANT I LLC
CRESTLINE VENTURES LLC	SNH PARK PLACE TENANT II LLC
CSL GROUP, INC.	SNH PARKVIEW PROPERTIES TRUST
DHC FREMONT LLC	SNH PENN TENANT LLC
DHC HOLDINGS LLC	SNH PHOENIX (COTTON) LLC
ELLICOTT CITY LAND I, LLC	SNH PLAQUEMINE LLC
HRES1 PROPERTIES TRUST	SNH PLFL PROPERTIES LLC
HRES2 PROPERTIES TRUST	SNH PLFL TENANT LLC
MSD POOL 1 LLC	SNH PRAIRIEVILLE LLC
MSD POOL 2 LLC	SNH PROJ LINCOLN TRS LLC
O.F.C. CORPORATION	SNH REDMOND PROPERTIES LLC
SNH AL AIMO II, INC.	SNH REIT IRVING LLC
SNH AL AIMO TENANT II, INC.	SNH REIT ROCKWALL LLC
SNH AL AIMO TENANT, INC.	SNH REIT SAN ANTONIO LLC
SNH AL AIMO, INC.	SNH REIT VICTORIA LLC
SNH AL CRIMSON TENANT INC.	SNH RMI FOX RIDGE MANOR PROPERTIES LLC
SNH AL CUMMING LLC	SNH RMI JEFFERSON MANOR PROPERTIES LLC
SNH AL CUMMING TENANT LLC	SNH RMI MCKAY MANOR PROPERTIES LLC
SNH AL GEORGIA HOLDINGS LLC	SNH RMI NORTHWOOD MANOR PROPERTIES LLC
SNH AL GEORGIA LLC	SNH RMI OAK WOODS MANOR PROPERTIES LLC
SNH AL GEORGIA TENANT LLC	SNH RMI PARK SQUARE MANOR PROPERTIES LLC
SNH AL PROPERTIES LLC	SNH RMI PROPERTIES HOLDING COMPANY LLC
SNH AL PROPERTIES TRUST	SNH RMI SMITH FARMS MANOR PROPERTIES LLC
SNH AL TRS, INC.	SNH RMI SYCAMORE MANOR PROPERTIES LLC
SNH AL WILMINGTON TENANT INC.	SNH SC TENANT LLC
SNH ALPHARETTA LLC	SNH SE ASHLEY RIVER LLC
SNH ALT LEASED PROPERTIES TRUST	SNH SE ASHLEY RIVER TENANT LLC
SNH AZ TENANT LLC	SNH SE BARRINGTON BOYNTON LLC
SNH BAKERSFIELD LLC	SNH SE BARRINGTON BOYNTON TENANT LLC
SNH BAMA TENANT LLC	SNH SE BURLINGTON LLC
SNH BATON ROUGE (NORTH) LLC	SNH SE BURLINGTON TENANT LLC
SNH BATON ROUGE (REALTORS) LLC	SNH SE DANIEL ISLAND LLC
SNH BLAINE INC.	SNH SE DANIEL ISLAND TENANT LLC
SNH BRFL PROPERTIES LLC	SNH SE HABERSHAM SAVANNAH LLC
SNH BRFL TENANT LLC	SNH SE HABERSHAM SAVANNAH TENANT LLC
SNH BRIDGEWATER LLC	SNH SE HOLLY HILL LLC
SNH CAL TENANT LLC	SNH SE HOLLY HILL TENANT LLC
SNH CALI TENANT LLC	SNH SE KINGS MTN LLC
SNH CCMD PROPERTIES BORROWER LLC	SNH SE KINGS MTN TENANT LLC
SNH CCMD PROPERTIES LLC	SNH SE MOORESVILLE LLC
SNH CCMD TENANT LLC	SNH SE MOORESVILLE TENANT LLC
SNH CHS PROPERTIES TRUST	SNH SE N. MYRTLE BEACH LLC
SNH CLEAR BROOK LLC	SNH SE N. MYRTLE BEACH TENANT LLC
SNH CLEAR CREEK PROPERTIES TRUST	SNH SE PROPERTIES LLC
Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

SNH CO TENANT LLC	SNH SE PROPERTIES TRUST
SNH DEL TENANT LLC	SNH SE SG LLC
SNH DENHAM SPRINGS LLC	SNH SE SG TENANT LLC
SNH DERBY TENANT LLC	SNH SE TENANT 2 TRS, INC.
SNH DURHAM LLC	SNH SE TENANT TRS, INC.
SNH FLA TENANT LLC	SNH SOMERFORD PROPERTIES TRUST
SNH FM FINANCING LLC	SNH ST. LOUIS LLC
SNH FM FINANCING TRUST	SNH TEANECK PROPERTIES LLC
SNH GEORGIA TENANT LLC	SNH TEANECK TENANT LLC
SNH GLENVIEW (PATRIOT) LLC	SNH TELLICO TENANT LLC
SNH GP CARLSBAD LLC	SNH TELLICO TRUST
SNH GP VALENCIA LLC	SNH TEMPE LLC
SNH GRANITE GATE LANDS TENANT LLC	SNH TENN TENANT LLC
SNH GRANITE GATE LANDS TRUST	SNH TOTO TENANT LLC
SNH GROVE PARK TENANT LLC	SNH TRS INC.
SNH GROVE PARK TRUST	SNH TRS LICENSEE HOLDCO LLC
SNH HARRISBURG LLC	SNH VA TENANT LLC
SNH IL JOPLIN INC.	SNH VIKING TENANT LLC
SNH IL PROPERTIES TRUST	SNH WARD AVE. PROPERTIES I INC.
SNH INDEPENDENCE PARK LLC	SNH WELL PROPERTIES GA-MD LLC
SNH INDY TENANT LLC	SNH WELL PROPERTIES TRUST
SNH JACKSON LLC	SNH WILMINGTON LLC
SNH KENT PROPERTIES LLC	SNH WIS TENANT LLC
SNH LINCOLN TENANT LLC	SNH WY TENANT LLC
SNH LONGHORN TENANT LLC	SNH YONKERS PROPERTIES TRUST
SNH LTF PROPERTIES LLC	SNH YONKERS TENANT INC.
SNH MARYLAND HEIGHTS LLC	SNH/CSL PROPERTIES TRUST
SNH MASS TENANT LLC	SNH/LTA PROPERTIES GA LLC
SNH MD TENANT LLC	SNH/LTA PROPERTIES TRUST
SNH MEDICAL OFFICE PROPERTIES LLC	SNH/LTA SE HOME PLACE NEW BERN LLC
SNH MEDICAL OFFICE PROPERTIES TRUST	SNH/LTA SE MCCARTHY NEW BERN LLC
SNH MEZZCO SAN ANTONIO LLC	SNH/LTA SE WILSON LLC
SNH MO TENANT LLC	SPTGEN PROPERTIES TRUST
SNH MODESTO LLC	SPTIHS PROPERTIES TRUST
SNH NC TENANT LLC	SPTMISC PROPERTIES TRUST
SNH NEB TENANT LLC	SPTMNR PROPERTIES TRUST
SNH NJ TENANT GP LLC	SPTMRT PROPERTIES TRUST
SNH NJ TENANT LLC	SPTSUN II PROPERTIES TRUST

each as a Loan Party

By: /s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer
Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

                                                    LEXINGTON OFFICE REALTY TRUST
                                                    SNH MEDICAL OFFICE REALTY TRUST
                                                    each as a Loan Party

By: /s/ Richard W. Siedel, Jr.
    Richard W. Siedel, Jr.
    as Trustee and not individually

                                                    CCC FINANCING LIMITED, L.P., as a Loan Party

By:     CCC RETIREMENT TRUST,
    its general partner

By: /s/ Richard W. Siedel, Jr.
    Richard W. Siedel, Jr.
    Chief Financial Officer and Treasurer

                                                    CCC RETIREMENT COMMUNITIES II, L.P., as a Loan Party

By:     CRESTLINE VENTURES LLC,
    its general partner

By: /s/ Richard W. Siedel, Jr.
    Richard W. Siedel, Jr.
    Chief Financial Officer and Treasurer

                                                    LEISURE PARK VENTURE LIMITED PARTNERSHIP, as a Loan Party

By:     CCC LEISURE PARK CORPORATION,
    its general partner

By: /s/ Richard W. Siedel, Jr.
    Richard W. Siedel, Jr.
    Chief Financial Officer and Treasurer

                                                    SNH NJ TENANT LP, as a Loan Party

By:     SNH NJ TENANT GP LLC,
    its general partner

By: /s/ Richard W. Siedel, Jr.
    Richard W. Siedel, Jr.
    Chief Financial Officer and Treasurer

                                                    SNH VALENCIA LP, as a Loan Party

By:     SNH GP VALENCIA LLC,
    its general partner

By: /s/ Richard W. Siedel, Jr.
    Richard W. Siedel, Jr.
    Chief Financial Officer and Treasurer

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

SNH CARLSBAD LP, as a Loan Party

By:     SNH GP CARLSBAD LLC,
    its general partner

By: /s/ Richard W. Siedel, Jr.
    Richard W. Siedel, Jr.
    Chief Financial Officer and Treasurer
Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ Ryan Sansavera
Name: Ryan Sansavera
Title: Senior Vice President

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution: ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Mitchell Vega
Name: Mitchell Vega
Title: Senior Vice President

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By: /s/ William Behuniak
Name: William Behuniak
Title: Authorized Signatory

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution: BMO Harris Bank N.A.,
as a Lender

By: /s/ Jack J. Kane
Name: Jack J. Kane
Title: Managing Director

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

MIZUHO BANK, LTD., as a Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution: Bank of America, N.A.,
as a Lender

By: /s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Managing Director

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Jake Dowden
Name: Jake Dowden
Title: Authorized Signatory

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

UBS AG STAMFORD BRANCH,
as a Lender

By: /s/ Danielle Calo
Name: Danielle Calo
Title: Associate Director

By: /s/ Peter Hazoglou
Name: Peter Hazoglou
Title: Authorized Signatory

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution: First Hawaiian Bank,
as a Lender

By: /s/ Derek Chang
Name: Derek Chang
Title: Senior Vice President

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By: /s/ David Bouton
Name: David Bouton
Title: Managing Director

Signature Page to Limited Waiver and Consent to Amended and Restated Credit Agreement